Exhibit 3.2

Reorderd for Blacklining Purposes

~~Conformed Through All Amendments as of March 1, 2022~~

~~BY-LAWS~~

~~OF~~

Amended and Restated Bylaws of

fuboTV Inc.

(a Florida corporation)

Amended and Restated as of March 1, 2022

~~Conformed Through All Amendments as of March 1, 2022~~TABLE OF CONTENTS

~~CONTENTS~~

		Page
Article I - Corporate Offices		1
~~: OFFICES~~		~~4~~
~~1.01~~	~~Principal Office~~	~~4~~
~~1.02~~1.1	Registered Office	~~4~~1
~~1.03~~1.2	Other Offices	~~4~~1
~~Article 2:~~	~~MEETINGS OF SHAREHOLDERS~~	~~4~~
Article II - Meetings of Shareholders		1
~~2.01~~2.1	Annual Meeting	~~4~~1
2.2	Place of Meetings	1
2.3	List of Shareholders Entitled to Vote	1
~~2.02~~	~~Special Meeting~~	~~4~~
~~2.03~~	~~Shareholders’ List for Meeting~~	~~5~~
~~2.04~~2.4	Record Date	~~5~~
	for Shareholder Meetings and Other Purposes	2
~~2.05~~2.5	Notice of Shareholders’ Meetings ~~and Adjournment~~	~~6~~2
2.6	Adjourned Meeting; Notice	3
2.7	Notice of Business to be Brought before a Meeting	3
~~2.06~~2.8	~~Waiver of~~ Notice of Nominations for Election to the Board	6
~~Article 3: SHAREHOLDER VOTING~~		~~7~~
2.9	Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors	9
2.10	Special Meetings of Shareholders	11
2.11	Quorum	14
~~3.01~~2.12	Voting ~~Group Defined~~	~~7~~14
~~3.02~~	~~Quorum and Voting Requirements for Voting Groups~~	~~7~~
~~3.03~~	~~Action by Single and Multiple Voting Groups~~	~~7~~
~~3.04~~	~~Shareholder Quorum and Voting; Greater or Lesser Voting Requirements~~	~~8~~
~~3.05~~	~~Voting for Directors; Cumulative Voting~~	~~8~~

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(continued)

		Page
~~3.06~~	~~Voting Entitlement of Shares~~	~~8~~
~~3.07~~2.13	Proxies	~~10~~14
~~3.08~~	~~Shares Held by Nominees~~	~~11~~
~~3.09~~	~~Corporation’s Acceptance of Votes~~	~~11~~
~~3.10~~2.14	Action by ~~Shareholders Without~~Written Consent in Lieu of a Meeting	~~12~~15
~~Article 4: BOARD OF DIRECTORS AND OFFICERS~~		~~12~~
~~4.01~~	~~Qualifications of~~Article III - Directors	~~12~~17
3.1	Powers	17
~~4.02~~3.2	Number of Directors	~~12~~17
~~4.03~~3.3	Election, Qualification and Term of Office of Directors~~; Terms of Directors Generally~~	~~13~~17
3.4	Resignation and Vacancies	17
~~4.04~~	~~Staggered Terms for Directors~~	~~13~~
~~4.05~~	~~Vacancy on Board~~	~~13~~
~~4.06~~3.5	Fees and Compensation of Directors	~~13~~17
3.6	Place of Meetings; Means of Communication for Meetings	18
3.7	Regular Meetings	18
3.8	Special Meetings; Notice	18
~~4.07~~3.9	~~Meetings~~Quorum	~~14~~18
~~4.08~~3.10	Board Action ~~by Directors Without~~without a Meeting	~~14~~19
Article IV - Committees		19
~~4.09~~	~~Notice of Meetings~~	~~14~~
~~4.10~~	~~Waiver of Notice~~	~~14~~
~~4.11~~	~~Quorum and Voting~~	~~14~~
~~4.12~~4.1	Committees of Directors	~~15~~19
~~4.13~~	~~Loans to Officers, Directors, and Employees; Guaranty of Obligations~~	~~16~~
4.2	Committee Minutes	19
4.3	Meetings and Actions of Committees	19
4.4	Subcommittees	20
4.5	Chairperson	20

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(continued)

		Page
Article V - Officers		20
~~4.14~~5.1	~~Required~~ Officers	~~16~~20
5.2	Appointment of Officers	21
5.3	Removal and Resignation of Officers	21
5.4	Subordinate Officers	21
5.5	Vacancies in Offices	21
5.6	Representation of Shares of Other Corporations	21
~~4.15~~5.7	Authority and Duties of Officers	~~16~~21
5.8	Compensation	22
Article VI - Indemnification		22
~~4.16~~	~~Resignation and Removal of Officers~~	~~16~~
~~4.17~~	~~Contract Rights of Officers~~	~~16~~
~~4.18~~	~~General Standards for Directors~~	~~17~~
~~4.19~~	~~Director Conflicts of Interest~~	~~17~~
~~4.20~~6.1	~~Resignation~~ Indemnification of Directors and Officers	~~18~~22
~~Article 5: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS~~		~~18~~
~~5.01~~	~~Directors, Officers, Employees and Agents~~	~~18~~
~~Article 6: ARTICLE 6: REGISTERED OFFICE AND REGISTERED AGENT~~		~~21~~
~~Article 7: SHARES, OPTIONS, DIVIDENDS AND DISTRIBUTIONS~~		~~22~~
~~7.01~~6.2	~~Authorized Shares~~ Indemnification of Others	22
6.3	Prepayment of Expenses	22
~~7.02~~6.4	~~Terms of Class or Series Determined by Board of Directors~~ Determination; Claim	23
6.5	Non-Exclusivity of Rights	23
~~7.03~~6.6	~~Issued and Outstanding Shares~~Insurance	23
6.7	Other Indemnification	23
6.8	Continuation of Indemnification	23

iii

(continued)

		Page
6.9	Amendment or Repeal; Interpretation	23
Article VII - General Matters		24
~~7.04~~7.1	~~Issuance~~Conduct of ~~Shares.~~Business	~~23~~24
7.2	Inspectors of Election	25
7.3	Delivery to the Corporation.	25
7.4	Stock Certificates	26
~~7.05~~7.5	~~Form and Content~~ Special Designation of Certificates.	~~24~~26
7.6	Lost Certificates	26
~~7.06~~7.7	Shares Without Certificates	~~24~~26
7.8	Construction; Definitions	27
7.9	Dividends	27
~~7.07~~	~~Restriction on Transfer of Shares and Other Securities~~	~~24~~
~~7.08~~	~~Shareholder’s Pre-emptive Rights~~	~~25~~
~~7.09~~	~~Corporation’s Acquisition of its Own Shares.~~	~~25~~
7.10	~~Share Options~~ Seal	~~25~~27
7.11	~~Terms and Conditions~~Transfer of Stock ~~Rights and Options~~	~~25~~27
7.12	~~Share Dividends~~ Stock Transfer Agreements	~~26~~27
7.13	~~Distributions to~~Registered Shareholders	~~26~~28
7.14	Waiver of Notice	28
~~Article 8: AMENDMENT OF ARTICLES AND BYLAWS~~		~~27~~
~~8.01~~	~~Authority to Amend the Articles of Incorporation~~	~~27~~
~~8.02~~	~~Amendment by Board of Directors~~	~~27~~
~~8.03~~	~~Amendment of Bylaws by Board of Directors~~Article VIII - Amendments	28
~~8.04~~	~~Bylaw Increasing Quorum or Voting Requirements for Directors~~Article IX - Notice	28
9.1	Delivery of Notice; Notice by Electronic Transmission	28

iv

(continued)

		Page
~~Article 9: RECORDS AND REPORTS~~		~~29~~
~~9.01~~	~~Corporate Records~~	~~29~~
~~9.02~~	~~Annual Report for Department of State~~	~~29~~
Article ~~10: MISCELLANEOUS~~X - Indemnification		29
~~10.01~~10.1	~~Definition of the “Act”~~ Indemnification of Directors and Officers	29
10.2	Indemnification of Others	30
10.3	Prepayment of Expenses	30
10.4	Determination; Claim	30
10.5	Non-Exclusivity of Rights	30
~~10.02~~10.6	~~Application of Florida Law~~ Insurance	30
10.7	Other Indemnification	31
10.8	Continuation of Indemnification	31
10.9	Amendment or Repeal; Interpretation	31
Article XI - Forum Selection		32
Article XII - Definitions		32
~~10.03~~12.1	Fiscal Year	~~30~~33
~~10.04~~	~~Conflicts with Articles of Incorporation~~	~~30~~

v

Amended and Restated Bylaws of

fuboTV Inc.

Article I - ~~Article 1: OFFICES~~Corporate Offices

~~1.01 Principal Office~~

~~The principal office of the corporation in the State of Florida shall be established at such places as the board of directors from time to time determine.~~

1.1 1.02 Registered Office.

The address of the registered office of fuboTV Inc. (the ~~corporation~~”Corporation”) in the State of Florida ~~shall be at~~, and the ~~office~~name of its registered agent ~~as stated in the Articles of Incorporation of the corporation~~at such address, shall be as set forth in the Corporation’s articles of incorporation, as the same may be amended and/or restated from time to time (the “Articles of Incorporation” ~~or as the board of directors shall from time to time determine~~).

1.2 1.03 Other Offices.

The ~~corporation~~Corporation may have additional offices at ~~such other~~any place or places, ~~either~~ within or ~~without~~outside the State of Florida, as the Corporation’s board of directors (the “Board”) may from time to time ~~determine or~~establish or as the business of the ~~corporation~~Corporation may require.

Article II - ~~Article 2: MEETINGS OF SHAREHOLDERS~~Meetings of Shareholders

2.1 Annual Meeting

~~(1) The corporation shall hold a meeting of shareholders annually, for the election of directors and for the transaction of any proper business, at a time stated in or fixed in accordance with a resolution of the board of directors.~~

~~(2) Annual shareholders’ meeting may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution by the board of directors or, when not inconsistent with the board of directors’ resolution, stated in the notice of the annual meeting. If no place is stated in or fixed in accordance with these Bylaws, or stated in the notice of the annual meeting, annual meetings shall be held at the corporation’s principal office.~~

~~(3) The failure to hold the annual meeting at the time stated in or fixed in accordance with these Bylaws or pursuant to the Act does not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the corporation.~~

~~2.02 Special Meeting~~.

The Board shall designate the date and time of the annual meeting in the notice of the meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.3 of these Bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of shareholders.

2.2 Place of Meetings.

Meetings of shareholders shall be held at any place within or outside the State of Florida, designated by the Board and stated in the notice of meeting. The Board may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 607.0709 of the Florida Business Corporation Act (as may be amended from time to time, the “FBCA”). In the absence of any such designation or determination, shareholders’ meetings shall be held at the Corporation’s principal executive office. If authorized by the Board, and subject to any guidelines and procedures adopted by the Board, shareholders, persons entitled under the FBCA to vote on behalf of a shareholder, attorneys-in-fact for shareholders, and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in, and be deemed present and vote at, a meeting of shareholders, whether held at a designated place or solely by means of remote communication.

2.3 List of Shareholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of shareholders (or, if shorter, the time period between the record date for notice and the meeting), a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, on written demand and at the shareholder’s expense: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder (and such shareholder’s agents or attorneys) during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 2.15 or to vote in person or by proxy at any meeting of shareholders.

~~(1) The corporation shall hold a special meeting of shareholders on call of its board of directors or the person or persons authorized to do so by the board of directors.~~

~~(2) Special shareholders’ meetings may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution of the board of directors, or, when not inconsistent with the board of directors’ resolution, in the notice of the special meeting. If no place is stated in or fixed in accordance with these Bylaws or in the notice of the special meeting, special meetings shall be held at the corporation’s principal office.~~

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~~(3) Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders’ meeting.~~

~~2.03 Shareholders’ List for Meeting~~

~~(1) After fixing a record date for a meeting, a corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, in accordance with the Florida Business Corporation Act (the “Act”), or arranged by voting group, with the address of, and the number and class and series, if any, of shares held by, each.~~

~~(2) The shareholders’ list must be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation’s transfer agent or registrar. A shareholder or his agent or attorney is entitled on written demand to inspect the list (subject to the requirements of Section 607.1602(3) of the Act), during regular business hours and at his expense, during the period it is available for inspection.~~

~~(3) The corporation shall make the shareholders’ list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.~~

2.4 ~~2.04~~ Record Date for Shareholder Meetings and Other Purposes.

~~(1) The board of directors may set a record date for purposes of determining~~In order that the Corporation may determine the shareholders entitled to notice of ~~and~~or to vote at ~~a shareholders’~~any meeting~~; however, in no event~~ of shareholders or any adjournment thereof, the Board may fix a record date ~~fixed by the board of directors be a date preceding~~, which record date shall not precede the date upon which the resolution fixing the record date is adopted~~.~~

~~(2)~~ by the Board, and which record date shall, unless otherwise required by law, not be more than seventy (70) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. ~~Unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his demand to the corporation. In the event that the board of directors sets the record date for a special meeting of shareholders, it shall not be a date preceding the date upon which the corporation receives the first demand from a shareholder requesting a special meeting.~~

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~~(3)~~ If no ~~prior action is required by the board of directors pursuant to the Act, and, unless otherwise~~record date is fixed by the ~~board of directors~~Board, the record date for determining shareholders entitled to ~~take action without a meeting is the date the first signed written consent is delivered to the corporation under Section 607.0704 of the Act. If prior action is required by the board of directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting is~~notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day ~~on which the board of directors adopts the resolution taking such prior action.~~next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than seventy (70) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

~~(4) Unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders.~~

~~(5) A record date may not be more than 70 days before the meeting or action requiring a determination of shareholders.~~

~~(6) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one 120 days after the date fixed for the original meeting.~~

2.5 ~~2.05~~ Notice of Shareholders’ Meetings ~~and Adjournment~~.

Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the notice of any meeting of shareholders shall be sent or otherwise given in accordance with Section 7.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall also include the record date for determining the shareholders entitled to vote at the meeting if the record date for determining the shareholders entitled to vote at the meeting is different than the record date for determining shareholders entitled to notice of the meeting.

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~~(1) The corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting no fewer than 10 or more than 60 days before the meeting date. Unless the Act requires otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice shall be given in the manner provided in Section 607.0141 of the Act, by or at the direction of the chief executive officer, the president, the secretary, of the officer or persons calling the meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. Notwithstanding Section 607.0141, if mailed, such notice shall be deemed to be delivered when deposited in the United Statement mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.~~

~~(2) Unless the Act or the Articles of Incorporation requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.~~

~~(3) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.~~

~~(4) If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time or place is announced at the meeting before adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date is or must be fixed under Section 607.0707 of the Act, however, notice of the adjourned meeting must be given under this section to persons who are shareholders as of the new record date who are entitled to notice of the meeting.~~

~~(5) Notwithstanding the foregoing, no notice of a shareholders’ meeting need be given if: (a) an annual report and proxy statements for two consecutive annual meetings of shareholders, or (b) all, and at least two checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.~~

2.6 ~~2.06 Waiver of~~Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than one hundred twenty (120) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of shareholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

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2.7 Notice of Business to be Brought before a Meeting.

(i)

(i) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.3 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.3 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.6. For purposes of this Section 2.3, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing shareholder, appear at such annual meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. Shareholders seeking to nominate persons for election to the Board must comply with Section 2.4 and Section 2.5, and this Section 2.3 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.4 and Section 2.5.

(ii) Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.3. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation; provided, further, that notwithstanding the foregoing, in the case of the 2022 annual meeting of shareholders, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the tenth (10th) day following the day on which public disclosure of the approval and adoption of these Bylaws is first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend any time period for the giving of Timely Notice as described above.

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(iii) To be in proper form for purposes of this Section 2.3, a shareholder’s notice to the Secretary of the Corporation shall set forth:

(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Shareholder Information”);

(b) As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

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(c) As to each item of business that the shareholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws or the Articles of Incorporation, the language of the proposed amendment), and (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.3, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.

(iv) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 shall be true and correct as of the record date for shareholders entitled to notice of the meeting and, if later, the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after such record date(s) (in the case of the update and supplement required to be made as of such record date(s)), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

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(v) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.3. The presiding person of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vi) This Section 2.3 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.3 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(vii) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.8 Notice of Nominations for Election to the Board.

(i) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these Bylaws, or (b) by a shareholder present in person who (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 and Section 2.5 as to such notice and nomination. For purposes of this Section 2.4, “present in person” shall mean that the shareholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such shareholder, appear at such meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. The foregoing clause (b) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

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(ii) (a) Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board at an annual meeting, the shareholder must (1) provide Timely Notice (as defined in Section 2.3) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required to be set forth by this Section 2.4 and Section 2.5 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4 and Section 2.5.

(b) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board at a special meeting, the shareholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such shareholder and its candidate for nomination as required by this Section 2.4 and Section 2.5 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.3) of the date of such special meeting was first made.

(c) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period or extend a time period for the giving of a shareholder’s notice as described above.

(d) In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 2.4(ii)(b) or (iii) the tenth day (10th) following the date of public disclosure (as defined in Section 2.3) of such increase.

(iii) To be in proper form for purposes of this Section 2.4, a shareholder’s notice to the Secretary of the Corporation shall set forth:

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(a) As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 2.3(iii)(a), except that for purposes of this Section 2.4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(iii)(a));

(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.3(iii)(b)), except that for purposes of this Section 2.4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.3(iii)(b) shall be made with respect to the election of directors at the meeting); and

(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 2.4 and Section 2.5 if such candidate for nomination were a Nominating Person, (2) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act and any other applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder (including such candidate’s written consent to being named in a proxy statement relating to the registrant’s next meeting of shareholders at which directors are to be elected and to serving as a director if elected), (3) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) through (3) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(i).

For purposes of this Section 2.4, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(iv) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for shareholders entitled to notice of the meeting and, if later, the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after such record date(s) (in the case of the update and supplement required to be made as of such record date(s)), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

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(v) In addition to the requirements of this Section 2.4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the provisions of this Section 2.4, unless otherwise required by law, (a) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (b) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates. Upon request by the Corporation, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

2.9 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.4 and the candidate for nomination, whether nominated by the Board or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary of the Corporation at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation upon written request therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in the form provided by the Corporation upon written request therefor) that such candidate for nomination (1) consents to and will cooperate with any background checks, requests for information, and regulatory filings and disclosures reasonably requested by the Board in connection with any regulations applicable to, or licenses held by, the Company, including gaming regulations and licenses, (2) is not and, if elected as a director during his or her term of office, will not become, a party to (x) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (3) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein, (4) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies, procedures and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies, procedures and guidelines then in effect) and (5) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

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(ii) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation and to comply with the Director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board has been delivered to, or mailed and received by, the Nominating Person.

(iii) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for shareholders entitled to notice of the meeting and, if later, the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after such record date(s) (in the case of the update and supplement required to be made as of such record date(s)), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(iv) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.4 and this Section 2.5, as applicable. The presiding person at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.4 and this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

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(v) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination by a Nominating Person shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.4 and this Section 2.5.

2.10 Special Meetings of Shareholders.

(i) Special meetings of the shareholders for any purpose or purposes may be called only (a) by the Board, or (b) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 2.6 from shareholders of record as of the record date fixed in accordance with Section 2.6(iv) who hold, the aggregate voting power as required by the FBCA. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.6, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. Shareholders who nominate persons for election to the Board at a special meeting must also comply with the requirements set forth in Section 2.4 and Section 2.5. The Board may postpone, reschedule or cancel any previously scheduled special meeting of shareholders.

(ii) ~~(1) A~~No shareholder may ~~waive any notice required by the Act, the Articles of Incorporation, or Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or~~demand that the Secretary of the Corporation call a special meeting of the shareholders ~~need be specified in any written waiver of notice.~~pursuant to Section 2.6(i) unless a shareholder of record has first submitted a request in writing that the Board fix a record date ( a “Demand Record Date”) for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

~~(2) A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.~~

~~Article 3: SHAREHOLDER VOTING~~

(iii) To be in proper form for purposes of this Section 2.6, a request by a shareholder for the Board to fix a Demand Record Date shall set forth:

(a) As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 2.3(iii), except that for purposes of this Section 2.6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(iii)(a));

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(b) As to each Requesting Person, any Disclosable Interests (as defined in Section 2.3(iii)(b), except that for purposes of this Section 2.6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.3(iii)(b) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(c) As to the purpose or purposes of the special meeting, (1) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (2) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(d) If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 2.6(iii), the term “Requesting Person” shall mean (i) the shareholder making the request to fix a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate of such shareholder or beneficial owner.

(iv) Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.6 from any shareholder of record, the Board may adopt a resolution fixing a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board. If no resolution fixing a Demand Record Date has been adopted by the Board within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.6 to the contrary, no Demand Record Date shall be fixed if the Board determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (b), (d), (e) or (f) of Section 2.6(vi).

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(v) Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 2.6(a) unless shareholders of record as of the Demand Record Date who hold the aggregate voting power required by the FBCA (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only shareholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 2.6(i). To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.6, a demand to call a special meeting shall set forth (a) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Shareholder”) the information required to be provided pursuant to this Section 2.6 of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary of the Corporation at any time prior to the special meeting. If any such revocation(s) are received by the Secretary of the Corporation after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

(vi) The Secretary of the Corporation shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (a) that does not comply with this Section 2.6, (b) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (c) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (d) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a shareholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (e) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the ninetieth (90th) day after the Secretary of the Corporation receives such demand, or (f) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of the Corporation of such demand to call a special meeting.

(vii) After receipt of demands in proper form and in accordance with this Section 2.6 from a shareholder or shareholders holding the Requisite Percentage, the Board shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.13 of these Bylaws. The Board shall provide written notice of such special meeting to the shareholders in accordance with Section 2.8.

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(viii) In connection with a special meeting called in accordance with this Section 2.6, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Section 2.6 or who delivered a demand to call a special meeting to the Secretary of the Corporation shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.6 shall be true and correct as of the record date for shareholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(ix) Notwithstanding anything in these Bylaws to the contrary, the Secretary of the Corporation shall not be required to call a special meeting pursuant to this Section 2.6 except in accordance with this Section 2.6. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.6, or shall determine that the shareholder or shareholders requesting that the Board fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.6, then the Board shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.6, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

2.11 Quorum.

Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Where a separate vote by class or series is required, the presence in person, or by remote communication, if applicable, or by proxy of the holders of a majority in voting power of the outstanding shares of such class or series shall be necessary and sufficient to constitute a quorum with respect to that matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the shareholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the shareholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.10 of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

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2.12 ~~3.01~~ Voting ~~Group Defined~~.

Except as may be otherwise provided in the Articles of Incorporation, these Bylaws or the FBCA, each shareholder shall be entitled to one (1) vote for each share of capital stock held by such shareholder.

~~A “voting group” means all shares of one or more classes or series that under the Articles of Incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation or the Act to vote generally on the matter are for that purpose a single voting group.~~

~~3.02 Quorum and Voting Requirements for Voting Groups~~

~~(1) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.~~

~~(2) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.~~

~~(3) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Act requires a greater number of affirmative votes.~~

~~3.03 Action by Single and Multiple Voting Groups~~

~~(1) If the Articles of Incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in Section 3.02 of these Bylaws.~~

~~(2) If~~Except as otherwise provided by the Articles of Incorporation ~~or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in Section 3.02 of these Bylaws. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the~~, at all duly called or convened meetings of shareholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the shareholders at a duly called or convened meeting at which a quorum is present shall be approved if the number of votes cast in favor of the action exceed the number of votes cast against the action (excluding abstentions and broker non-votes) on such matter.

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~~3.04 Shareholder Quorum and Voting; Greater or Lesser Voting Requirements~~

~~(1) A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.~~

~~(2) [Intentionally omitted]~~

~~(3) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the Articles of Incorporation.~~

~~(4) After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.~~

~~(5) The Articles of Incorporation may provide for a greater voting requirement or a greater quorum requirement for shareholders (or voting groups of shareholders) than is provided by the Act, but in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote.~~

~~3.05 Voting for Directors; Cumulative Voting~~

~~(1) Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.~~

~~(2) Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders do not have a right to cumulate their votes for directors unless the Articles of Incorporation so provide.~~

~~3.06 Voting Entitlement of Shares~~

~~(1) Unless the Articles of Incorporation or the Act provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.~~

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~~(2) The shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of shares entitled to vote for directors of the second corporation.~~

~~(3) This section does not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.~~

~~(4) Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.~~

~~(5) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, the chief executive officer, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.~~

~~(6) Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.~~

~~(7) Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.~~

~~(8) If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:~~

~~(a) If only one votes, in person or in proxy, his act binds all;~~

~~(b) If more than one vote, in person or by proxy, the act of the majority so voting binds all;~~

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~~(c) If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally;~~

~~(d) If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;~~

~~(e) The principles of this subsection shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum;~~

~~(f) Subject to Section 3.08 of these Bylaws, nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or their fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.~~

2.13 ~~3.07~~ Proxies.

Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, which is compliant therewith and in all cases filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the appointment of the proxy is irrevocable. A proxy shall be revocable unless the proxy conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. The death or incapacity of the shareholder appointing a proxy shall not revoke the proxy’s authority unless the Corporation receives notice of the death or incapacity before the proxy is exercised. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the shareholder.

Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

~~(1) A shareholder, other person entitled to vote on behalf of a shareholder pursuant to Section 3.06 of these Bylaws, or attorney in fact may vote the shareholder’s shares in person or by proxy.~~

~~(2) A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a facsimile, photostatic or equivalent reproduction of an appointment form, is a sufficient appointment form.~~

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~~(3) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is expressly provided in the appointment form.~~

~~(4) The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.~~

~~(5) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of: (a) a pledgee; (b) a person who purchased or agreed to purchase the shares; (c) a creditor of the corporation who extended credit to the corporation under terms requiring the appointment; (d) an employee of the corporation whose employment contract requires the appointment; or (e) a party to a voting agreement created in accordance with the Act.~~

~~(6) An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished and, in a case provided for in Subsection 5(c) or 5(d), the proxy becomes revocable three years after the date of the proxy or at the end of the period, if any, specified herein, whichever is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This does not affect the duration of a proxy under subsection (3).~~

~~(7) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.~~

~~(8) Subject to Section 3.09 of these Bylaws and to any express limitation on the proxy’s authority appearing on the face of the appointment form, a corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.~~

~~(9) If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.~~

~~3.08 Shares Held by Nominees~~

~~(1) The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.~~

~~(2) The procedure may set forth (a) the types of nominees to which it applies; (b) the rights or privileges that the corporation recognizes in a beneficial owner; (c) the manner in which the procedure is selected by the nominee; (d) the information that must be provided when the procedure is selected; (e) the period for which selection of the procedure is effective; and (f) other aspects of the rights and duties created.~~

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~~3.09 Corporation’s Acceptance of Votes~~

~~(1) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent waiver, or proxy appointment and give it effect as the act of the shareholder.~~

~~(2) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if: (a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (b) the name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (c) the name signed purports to be that of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney in fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or (e) two or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.~~

~~(3) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.~~

~~(4) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.~~

~~(5) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.~~

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2.14 ~~3.10~~ Action by ~~Shareholders Without~~Written Consent in Lieu of a Meeting.

(i) ~~(1)~~ Any action required or permitted ~~by the Act~~ to be taken at ~~any~~an annual or special meeting of shareholders ~~of the corporation~~ may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action ~~is~~so taken ~~by the holders of outstanding stock of each voting group entitled to vote thereon~~, (a) shall be signed by holders of record on the record date established pursuant to Section 2.7(ii) below (the “Written Consent Record Date”) of outstanding shares of the Corporation having not less than the minimum number of votes ~~with respect to each voting group~~ that would be necessary to authorize or take such action at a meeting at which all ~~voting groups and~~ shares entitled to vote thereon were present and voted~~. In order to be effective, the action must by evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in this state,~~ and (b) shall be delivered to the Corporation at its registered office in the State of Florida, at its principal place of business, the ~~corporate secretary, or another office~~Secretary of the Corporation, or to an officer or agent of the ~~corporation~~Corporation having custody of the ~~book~~minute books in which proceedings of meetings of shareholders are recorded. ~~No~~Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each shareholder who signs the consent, and no written consent shall be effective to take ~~the~~ corporate action ~~referred to therein~~ unless, within sixty (60) days ~~of the date~~ of the earliest dated valid consent ~~is~~ delivered in the manner ~~required by~~described in this ~~section~~Section 2.7, written ~~consent~~consents signed by ~~the~~a sufficient number of holders ~~required~~ to take such action ~~is~~are delivered to the ~~corporation by delivery as set forth in this section.~~Corporation in the manner described in this Section 2.7. Only shareholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.

~~(2) Within 10 days after obtaining such authorization by written consent, notice in accordance with Section 607.0704(3) of the Act must be given to those shareholders who have not consented in writing.~~

~~Article 4: BOARD OF DIRECTORS AND OFFICERS~~

(ii) Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board fix a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 2.7(ii) from any such shareholder, the Board may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date has been adopted by the Board within such ten (10) day period after the date on which such a request is received, (i) the Written Consent Record Date for determining shareholders entitled to consent to such action, when no prior action of the Board is required by applicable law, shall be the first date on which valid signed written consents constituting applicable percentage of the outstanding shares of the Corporation and setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.7, and (ii) the Written Consent Record Date for determining shareholders entitled to consent to such action, when prior action by the Board is required by applicable law, shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

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(iii) To be in proper form for purposes of this Section 2.7, a request by a shareholder for the Board to fix a Written Consent Record Date shall set forth:

(a) As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 2.3(iii)(a), except that for purposes of this Section 2.7 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(iii)(a));

(b) As to each Soliciting Person, any Disclosable Interests (as defined in Section 2.3(iii)(b), except that for purposes of this Section 2.7 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(iii)(b) and the disclosure in clause (A) of Section 2.3(iii)(b) shall be made with respect to the action or actions proposed to be taken by written consent);

(c) As to the action or actions proposed to be taken by written consent, (1) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (2) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders, and (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other person or entity (including their names) in connection with the request or such action or actions; and

(d) If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Requesting Person proposes to elect as a director by written consent.

For purposes of this Section 2.7, the term “Soliciting Person” shall mean (i) the shareholder making a request for the Board to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate of such shareholder or beneficial owner.

(iv) In connection with an action or actions proposed to be taken by written consent in accordance with this Section 2.7, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 2.7 shall be true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any written consent provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted a written consent hereunder to amend or update any proposal, including by changing or adding nominees, matters, business or proposed resolutions.

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(v) Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 2.7. If the Board shall determine that any request to fix a Written Consent Record Date or to take shareholder action by written consent was not properly made in accordance with this Section 2.7, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Section 2.7, then the Board shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 2.7 with respect to shareholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

Article III - ~~4.01 Qualifications of~~ Directors

~~Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the corporation.~~

3.1 Powers.

Except as otherwise provided by the Articles of Incorporation or the FBCA, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 ~~4.02~~ Number of Directors

~~The board of directors shall consist of four persons, or such other number as determined by resolution of the board of directors.~~

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Subject to the Articles of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ~~4.03~~ Election, Qualification and Term of Office of Directors; ~~Terms of Directors Generally~~ .

Except as provided in Section 3.4 of these Bylaws, and subject to the Articles of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the Corporation’s next succeeding annual meeting, or until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be shareholders. The Articles of Incorporation or these Bylaws may prescribe qualifications for directors.

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3.4 Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Articles of Incorporation or these Bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

~~(1) Directors are elected at the first annual shareholders’ meeting and at each annual meeting thereafter unless their terms are staggered under Section 4.04 of these Bylaws.~~

~~(2) The terms of the initial directors of the corporation expire at the first shareholders’ meeting at which directors are elected.~~

~~(3) The terms of all other directors expire at the next annual shareholders’ meeting following their election unless their terms are staggered under Section 4.04 of these Bylaws.~~

~~(4) A decrease in the number of directors does not shorten an incumbent director’s term.~~

~~(5) The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.~~

~~(6) Despite the expiration of a director’s term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.~~

~~4.04 Staggered Terms for Directors~~

~~The directors of any corporation organized under the Act may, by the Articles of Incorporation, or by amendment to these Bylaws adopted by a vote of the shareholders, be divided into one, two or three classes with the number of directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; at the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.~~

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~~4.05 Vacancy on Board~~

~~(1) Whenever a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors.~~

~~(2) A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.~~

3.5 ~~4.06~~ Fees and Compensation of Directors

~~The board of directors may fix the compensation of directors.~~

~~4.07 Meetings~~.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

3.6 Place of Meetings; Means of Communication for Meetings.

~~(1)~~ The ~~board of directors~~Board may hold ~~regular or special~~ meetings ~~in or out of~~, both regular and special, either within or outside the State of Florida.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone, online conference service or other means of communications by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Bylaw shall constitute presence in person at the meeting.

~~(2) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.~~

~~(3) Meetings of the board of directors may be called by the chairman of the board or by the chief executive officer.~~

~~(4) The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.~~

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~~4.08 Action by Directors Without a Meeting~~

~~(1) Action required or permitted by the Act to be taken at a board of directors’ meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.~~

~~(2) Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.~~

~~(3) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.~~

3.7 ~~4.09 Notice of~~Regular Meetings .

Regular meetings of the Board may be held at such time and at such place as from time to time may be designated by the President, the Chairperson of the Board or the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.8 Special Meetings; Notice.

~~Regular and special~~Special meetings of the ~~board of directors may be held without notice of the date, time, place, or purpose of the meeting.~~Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary of the Corporation or a majority of the total number of directors constituting the Board.

~~4.10 Waiver of Notice~~

~~Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.~~

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by electronic mail; or

(iv) sent by other means of electronic transmission,

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directed to each director at that director’s address, telephone number, electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least two (2) days before the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least five (5) days before the holding of the meeting. The notice must specify the date, time and place of the meeting. The notice need not specify the purpose of the meeting.

3.9 ~~4.11~~ Quorum ~~and Voting~~.

~~(1) A quorum of a board of directors consists of~~At all meetings of the Board, unless otherwise provided by the Articles of Incorporation, a majority of the total number of directors ~~prescribed by~~shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

~~(2) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.~~

3.10 Board Action without a Meeting.

~~(3) A director of a corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or (b) he votes against or abstains from the action taken.~~Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board or committee, as applicable.

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Article IV - ~~4.12~~ Committees

4.1 Committees of Directors.

~~(1)~~ The ~~board of directors~~Board may, by resolution adopted by a majority of the ~~full board of directors, may designate from among its members an executive committee and one or more other committees each of which~~Board, designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in ~~such~~the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the ~~board of directors, except that~~Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to~~:~~

~~(a)~~ (i) authorize or approve the reacquisition of shares, other than pursuant to a general formula or method specified by the Board, (ii) approve ~~Approve~~ or recommend to shareholders actions or proposals required by the ~~Act~~FBCA to be approved by the shareholders~~.~~

~~(b)~~ , or (iii) fill vacancies on the Board or any committees of the Board, or (iv) adopt~~Fill vacancies on the board of directors or any committee thereof.~~

~~(c) Adopt~~, amend~~,~~ or repeal these Bylaws.

~~(d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors.~~

~~(e) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.~~

~~(2) The sections of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors apply to committees and their members as well.~~

~~(3) Each committee must have two or more members who serve at the pleasure of the board of directors. The board, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.~~

~~(4) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the board of directors not a member of the committee in question with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.~~

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~~4.13 Loans to Officers, Directors, and Employees; Guaranty of Obligations~~

~~The corporation may lend money to, guaranty any obligation of, or otherwise assist any officer, director, or employee of the corporation or of a subsidiary, whenever, in the judgment of the board of directors, such loan, guaranty, or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of any corporation at common law or under any statute. Loans, guaranties, or other types of assistance are subject to section 4.19.~~

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; means of communication for meetings);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.9 (Board action without a meeting); and

(v) Section 6.12 (waiver of notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Articles of Incorporation or applicable law.

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4.4 Subcommittees.

Unless otherwise provided in the Articles of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

4.5 Chairperson.

The Board may, in its discretion, choose a Chairperson of the Board from among its members, who shall preside at meetings of the shareholders and of the Board, and a Vice Chairperson of the Board. The Chairperson shall have such other powers and shall perform such other duties as shall be designated by the Board. The Chairperson shall serve until his or her successor is chosen and qualified, but may be removed as the Chairperson (but not as a director) at any time by the affirmative vote of a majority of the Board.

Article V - Officers

5.1 ~~4.14 Required~~ Officers.

The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chief Financial Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person. No officer need be a shareholder or director of the Corporation.

~~(1) The corporation shall have such officers as the board of directors may appoint from time to time.~~

~~(2) A duly appointed officer may appoint one or more assistant officers.~~

~~(3) The board of directors shall delegate to one of the officers responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the corporation.~~

~~(4) The same individual may simultaneously hold more than one office in the corporation.~~

5.2 ~~4.15 Duties~~Appointment of Officers

~~Each officer has the authority and shall perform the duties set forth in a resolution or resolutions of the board of directors or by direction of any officer authorized by the board of directors to prescribe the duties of other officers.~~

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The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

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5.3 ~~4.16 Resignation and~~ Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

~~(1) An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.~~

~~(2) The board of directors may remove any officer at any time with or without cause. Any assistant officer, if appointed by another officer, may likewise be removed by the board of directors or by the officer which appointed him in accordance with these Bylaws.~~

~~4.17 Contract Rights of Officers~~

~~The appointment of an officer does not itself create contract rights.~~

~~4.18 General Standards for Directors~~

~~(1) A director shall discharge his duties as a director, including his duties as a member of a committee:~~

~~(a) In good faith;~~

~~(b) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and~~

~~(c) In a manner he reasonably believes to be in the best interests of the corporation.~~

~~(2) In discharging his duties, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:~~

~~(a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;~~

~~(b) Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the persons’ professional or expert competence; or~~

~~(c) A committee of the board of directors of which he is not a member if the director reasonably believes the committee merits confidence.~~

~~(3) In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.~~

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~~(4) A director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) unwarranted.~~

~~(5) A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this section.~~

~~4.19 Director Conflicts of Interest~~

~~(1) No contract or other transaction between a corporation and one or more interested directors shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:~~

~~(a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;~~

~~(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or~~

~~(c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.~~

~~(2) Common or interested directors may be counted in determining the presence of a quorum at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.~~

~~(3) For the purpose of paragraph 1(b) above, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a relationship or interest in the conflict of interest transaction may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under paragraph 1(b). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of the Act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.~~

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~~4.20 Resignation of Directors~~

~~A director~~Any officer may resign at any time by ~~delivering~~giving written notice to the ~~board of directors or its chairman or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.~~Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

~~Article 5: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS~~

5.4 Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6 Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The appointment of an officer does not itself create contract rights.

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5.8 Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI - Indemnification

6.1 ~~5.01~~ Indemnification of Directors, and Officers, ~~Employees and Agents~~

~~(1) The corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.~~

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The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the FBCA and any other applicable law, in each case, as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

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6.2 Indemnification of Others.

~~(2)~~ The ~~corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor~~Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by the FBCA and any other applicable law, in each case, as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was ~~a director, officer,~~an employee~~,~~ or agent of the ~~corporation~~Corporation or is or was serving at the request of the ~~corporation~~Corporation as a director, officer, employee~~,~~ or agent of another corporation or of a limited liability company, partnership, joint venture, trust, ~~or other~~ enterprise~~, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and~~ or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with ~~the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.~~any such Proceeding.

~~(3) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (1) or (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.~~

~~(4) Any indemnification under subsections (1) or (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) or (2). Such determination shall be made:~~

~~(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;~~

~~(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;~~

~~(c) By independent legal counsel:~~

~~(i) Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or~~

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~~(ii) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designed under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or~~

~~(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.~~

~~(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.~~

6.3 Prepayment of Expenses.

~~(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the corporation~~The Corporation shall to the fullest extent not prohibited by the FBCA or any other applicable law, in each case, as it presently exists or may hereafter be amended pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of ~~such proceeding~~the Proceeding shall be made only upon receipt of an undertaking by ~~or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents shall be paid in advance upon such terms or conditions that the board of directors deems appropriate.~~the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VIII or otherwise.

6.4 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article VIII is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article VIII is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

6.5 Non-Exclusivity of Rights.

~~(7)~~ The ~~indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any Bylaw~~rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors~~,~~ or otherwise~~, both as to action in his official capacity and as to action in another capacity while holding such office~~.

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6.6 Insurance.

~~(8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.~~

~~(9) Notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:~~

~~(a) The director, officer, employee, or agent if entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;~~

~~(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or~~

~~(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2) or subsection (7).~~

~~(10) For purposes of this section, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.~~

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~~(11) For purposes of this section:~~

~~(a) The term “other enterprises” includes employee benefit plans;~~

~~(b) The term “expenses” includes counsel fees, including those for appeal;~~

~~(c) The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;~~

~~(d) The term “proceeding” includes any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;~~

~~(e) The term “agent” includes a volunteer;~~

~~(f) The term “serving at the request of the corporation” includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and~~

~~(g) The term “not opposed to the best interest of the corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.~~

~~(12)~~ The ~~corporation shall have power to~~Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee~~,~~ or agent of the ~~corporation~~Corporation, or is or was serving at the Corporation’s request ~~of the corporation~~ as a director, officer, employee~~,~~ or agent of another corporation, limited liability company, partnership, joint venture, trust~~, or other~~ enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the ~~corporation~~Corporation would have the power to indemnify him or her against such liability under the provisions of ~~this section~~the FBCA or any other applicable law.

6.7 Other Indemnification

~~Article 6: ARTICLE 6: REGISTERED OFFICE AND REGISTERED AGENT~~

~~(1) The corporation shall have and continuously maintain in the State of Florida (a) a registered office which may be the same as its place of business; and (b) a registered agent, who, may be either:~~

~~(i) An individual who resides in the State of Florida whose business office is identical with such registered office; or~~

~~(ii) Another corporation or not-for-profit corporation as defined in Chapter 617 of the Act, authorized to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office; or~~

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~~(iii) A foreign corporation or not-for-profit foreign corporation authorized pursuant to chapter 607 or chapter 617 of the Act to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office.~~

~~(2) The corporation may change its registered office or its registered agent upon filing with the Department of State of the State of Florida a statement of change setting forth (a) the name of the corporation; (b) the street address of its current registered office; (c) if the current registered office is to be changed, the street address of the new registered office; (d) the name of its current registered agent; (e) if its current registered agent is to be changed, the name and address of the new registered agent and the new agent’s written consent (either on the statement or attached to it) to the appointment.~~

~~(3) Any change shall be authorized by resolution duly adopted by the board of directors.~~

~~Article 7: SHARES, OPTIONS, DIVIDENDS AND DISTRIBUTIONS~~

~~7.01 Authorized Shares~~.

~~(1) The Articles of Incorporation prescribe the classes of shares and the number of shares of each class that the corporation is authorized to issue, as well as a distinguishing designation for each class, and prior to the issuance of shares of a class the preferences, limitations, and relative rights of that class must be described in the Articles of Incorporation.~~

~~(2) The Articles of Incorporation must authorize (a) one or more classes of shares that together have unlimited voting rights; and (b) one or more classes of shares (which may be the same class or classes as those with voting rights) that together are entitled to receive the net assets of the corporation upon dissolution.~~

~~(3) The Articles of Incorporation may authorize one or more classes of shares that have special, conditional, or limited voting rights, or no rights, or no right to vote, except to the extent prohibited by the Act;~~

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.

6.8 Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VIII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

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6.9 Amendment or Repeal; Interpretation.

The provisions of this Article VIII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VIII the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board, prior to the adoption of these Bylaws or, thereafter, pursuant to Article V of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers prior to the adoption of these Bylaws or pursuant to Article V of these Bylaws, and any reference to an officer of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise for purposes of this Article VIII.

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Article VII - General Matters

7.1

7.1 Conduct of Business.

The Board may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

7.2 Inspectors of Election.

Before any meeting of shareholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. An inspector may be an officer or employee of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) ascertain the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count and tabulate all votes;

(iii) ~~(a) Are redeemable or convertible as specified in the Articles of Incorporation~~make a written report of the results;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine, and may rely on information provided by such persons, including those appointed to count votes, unless the inspectors believe reliance is unwarranted.

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7.3 Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

7.4 Stock Certificates

~~(b) Entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, non- cumulative, or partially cumulative;~~

~~(c) Have preference over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the corporation.~~

~~(4) Shares which are entitled to preference in the distribution of dividends or assets shall not be designated as common shares. Shares which are not entitled to preference in the distribution of dividends or assets shall be common shares and shall not be designated as preferred shares.~~

~~7.02 Terms of Class or Series Determined by Board of Directors~~

~~(1) If the Articles of Incorporation so provide, the board of directors may determine, in whole or part, the preferences, limitations, and relative rights (within the limits set forth in Section 7.01) of:~~

~~(a) Any class of shares before the issuance of any shares of that class, or~~

~~(b) One or more series within a class before the issuance of any shares of that series.~~

~~(2) Each series of a class must be given a distinguishing designation.~~

~~(3) All shares of a series must have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, of those of other series of the same class.~~

~~(4) Before issuing any shares of a class or series created under this section, the corporation must deliver to the Department of State of the State of Florida for filing articles of amendment, which are effective without shareholder action, in accordance with Section 607.0602 of the Act.~~

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~~7.03 Issued and Outstanding Shares~~

~~(1) A corporation may issue the number of shares of each class or series authorized by the Articles of Incorporation. Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or canceled.~~

~~(2) The reacquisition, redemption, or conversion of outstanding shares is subject to the limitations of subsection (3) and to Section 607.06401 of the Act.~~

~~(3) At all times that shares of the corporation are outstanding, one or more shares that together have unlimited voting rights and one or more shares that together are entitled to receive the net assets of the corporation upon dissolution must be outstanding.~~

~~7.04 Issuance of Shares~~.

The shares of the Corporation may, but need not, be represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any officer authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. Each certificate may also be signed by any other officer or officers designated by the Board and may bear the corporate seal. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

~~(1) The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation.~~

~~(2) Before the corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and non-assessable. When it cannot be determined that outstanding shares are fully paid and non-assessable, there shall be a conclusive presumption that such shares are fully paid and non-assessable if the board of directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.~~

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~~(3) When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and non-assessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.~~

~~(4) The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be canceled in whole or part.~~

7.5 ~~7.05 Form and Content~~Special Designation of Certificates.

~~(1) Shares may but need not be represented by certificates. Unless the Act or another statute expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.~~

~~(2) At a minimum, each share certificate must state on its face (a) the name of the issuing corporation and that the corporation is organized under the laws of the State of Florida; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents.~~

~~(3)~~ If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the ~~board of directors~~Board to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder a full statement of this information on request and without charge.

~~(4) Each share certificate (a) must be signed (either manually or in facsimile) by an officer or officers designated by the board of directors; and (b) may bear the corporate seal or its facsimile.~~

~~(5) If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.~~

7.6 Lost Certificates.

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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7.7 ~~7.06~~ Shares Without Certificates

~~(1) The board of directors of the corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.~~

~~(2) Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by the Act.~~

~~7.07 Restriction on Transfer of Shares and Other Securities~~

~~(1) The Articles of Incorporation, these Bylaws, an agreement among shareholders, or an agreement between shareholders and the corporation may impose restrictions on the transfer or registration of transfer of shares of the corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction.~~

~~(2) A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section, and effected in compliance with the provisions of the Act, including having a proper purpose as referred to in the Act.~~

~~7.08 Shareholder’s Pre-emptive Rights~~

~~The shareholders of the corporation do not have a pre-emptive right to acquire the corporation’s unissued shares.~~

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.8 Construction; Definitions

~~Corporation’s Acquisition of its Own Shares~~.

~~(1) The corporation may acquire its own shares, and, unless otherwise provided in the Articles of Incorporation or except as provided in subsection (4), shares so acquired constitute authorized but unissued shares of the same class but undesignated as to series.~~

~~(2) If the Articles of Incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the Articles of Incorporation.~~

~~(3) Articles of amendment may be adopted by the board of directors without shareholder action, shall be delivered to the Department of State of the State of Florida for filing, and shall set forth the information required by Section 607.0631 of the Act.~~

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Unless the context requires otherwise, the general provisions, rules of construction and definitions in the FBCA shall govern the construction of these Bylaws. References in these Bylaws to any provision of the FBCA shall be deemed to include all amendments thereof. The term “person” includes an entity, including, but not limited to, a corporation, partnership, trust, estate, unincorporated association, partnership, or limited liability company, as well as a natural person. Whenever the words “include”, “includes”, and “including” are used in these Bylaws, they shall be deemed to be followed by the words “without limitation”. The word “will” is to be construed to have the same meaning as the word “shall”. The definitions contained in these Bylaws are applicable to the singular as well as the plural forms of such terms.

7.9 Dividends.

The Board, subject to any restrictions contained in either (i) the FBCA or (ii) the Articles of Incorporation, may declare and pay distributions or share dividends. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

7.10 ~~Share Options~~Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or an electronic image thereof to be impressed or affixed or in any other manner reproduced.

~~(1) Unless the Articles of Incorporation provide otherwise, the corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.~~

~~(2) The terms and conditions of stock rights and options which are created and issued by the corporation, or its successor, and which entitle the holders thereof to purchase from the corporation shares of any class or classes, whether authorized by unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions, or conditions that preclude or limit the exercise, transfer, receipt, or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.~~

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7.11 ~~Terms and Conditions~~Transfer of Stock ~~Rights and Options~~

~~The terms and conditions of the stock rights and options which are created and issued by the corporation, and which entitle the holders thereof to purchase from the corporation shares of any class or classes, whether authorized but unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer, receipt or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.~~

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Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

The Board shall have the power to appoint one or more registrars and transfer agents for the registration and transfer of certificates of stock of any class, and may require that certificates be countersigned and registered by one or more of such registrars and transfer agents.

7.12 ~~Share Dividends~~Stock Transfer Agreements.

~~(1) Shares may be issued pro rata and without consideration to the corporation’s shareholders or to the~~The Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes or series~~. An issuance of shares under this subsection is a share dividend.~~ of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the FBCA.

7.13 Registered Shareholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

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(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

7.14 Waiver of Notice.

~~(2) Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless (a)~~Whenever notice is required to be given under any provision of the FBCA, the Articles of Incorporation ~~so authorize; (b) a majority of the votes entitled to be cast by the class or series to be issued approves the issue; or (c) there are no outstanding shares of the class or series to be issued.~~or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles of Incorporation or these Bylaws.

~~(3) If the board of directors does not fix the record date for determining shareholders entitled to a share dividend, it is the date of the board of directors authorizes the share dividend.~~

~~7.13 Distributions to Shareholders~~

~~(1) The board of directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the Articles of Incorporation and the limitations in subsection (3).~~

~~(2) If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation’s shares), it is the date the board of directors authorizes the distribution.~~

~~(3) No distribution may be made if, after giving it effect:~~

~~(a) The corporation would not be able to pay its debts as they become due in the usual course of business; or~~

~~(b) The corporation’s total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.~~

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~~(4) The board of directors may base a determination that a distribution is not prohibited under subsection (3) either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.~~

~~(5) Except as provided in subsection (7), the effect of a distribution under subsection (3) is measured;~~

~~(a) In the case of distribution by purchase, redemption, or other acquisition of the corporation’s shares, as of the earlier of (i) the date money or other property is transferred or debt incurred by the corporation; or (ii) the date the shareholder ceases to be a shareholder with respect to the acquired shares;~~

~~(b) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed;~~

~~(c) In all other cases, as of (i) the date the distribution is authorized if the payment occurs within 120 days after the date of authorization; or (ii) the date the payment is made if it occurs more than 120 days after the date of authorization.~~

~~(6) A corporation’s indebtedness to a shareholder incurred by reason of a distribution made in accordance with this section is at parity with the corporation’s indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.~~

~~(7) Indebtedness of the corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection (3) if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.~~

Article VIII - ~~Article 8: AMENDMENT OF ARTICLES AND BYLAWS~~Amendments

~~8.01 Authority to Amend the Articles of Incorporation~~

~~(1) The corporation may amend its Articles of Incorporation at any time to add or change a provision that is required or permitted in the Articles of Incorporation or to delete a provision not required in the Articles of Incorporation. Whether a provision is required or permitted in the Articles of Incorporation is determined as of the effective date of the amendment.~~

~~(2) A shareholder of the corporation does not have a vested property right resulting from any provision in the Articles of Incorporation, including provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the corporation.~~

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~~8.02 Amendment by Board of Directors~~

~~The corporation’s board of directors may adopt one or more amendments to the corporation’s Articles of Incorporation without shareholder action:~~

~~(a) To extend the duration of the corporation if it was incorporated at a time when limited duration was required by law;~~

The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The shareholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation as provided for by the FBCA.

Article IX - Notice

9.1 Delivery of Notice; Notice by Electronic Transmission

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Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provisions of the FBCA, the Articles of Incorporation, or these Bylaws may be given in writing directed to the shareholder’s mailing address (or by electronic transmission directed to the shareholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, five days after the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such shareholder’s address, (3) if sent by registered or certified mail, on the date shown on the return receipt or (4) if given by electronic mail, when it enters an information processing system that such shareholder has designated or uses for purposes of receiving electronic transmissions, and from which such shareholder is able to retrieve the electronic transmission, if it is in a form capable of being processed by that system, unless the shareholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of the FBCA, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission in compliance with applicable law.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) ~~(b) To delete the names and addresses of the initial directors~~if by facsimile telecommunication, when directed to the shareholder’s facsimile number;

(ii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

~~(c) To delete the name and address of the initial registered agent or registered office, if a statement of change is on file with the Department of State of the State of Florida;~~

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~~(d) To delete any other information contained in the Articles of Incorporation that is solely of historical interest;~~

~~(e) To change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding;~~

~~(f) To delete the authorization for a class or series of shares authorized pursuant to Section 607.0602 of the Act, if no shares of such class or series have been issued;~~

~~(g) To change the corporate name by substituting the word “corporation,” “incorporated,” or “company,” or the abbreviation “corp.,” Inc.,” or Co.,” for a similar word or abbreviation in the name, or by adding, deleting, or changing a geographical attribution for the name; or~~

(iii) ~~(h) To make any other change expressly permitted by the Act to be made without~~if by any other form of electronic transmission, when directed to the shareholder ~~action~~.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article X - Indemnification

10.1 ~~8.03 Amendment of Bylaws by Board~~Indemnification of Directors and Officers

~~The corporation’s board of directors may amend or repeal the corporation’s Bylaws unless the Act reserves the power to amend a particular Bylaw provision exclusively to the shareholders.~~

~~8.04 Bylaw Increasing Quorum or Voting Requirements for Directors~~

~~(1) A Bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (a) if originally adopted by the shareholders, only by the shareholders; or (b)if originally adopted by the board of directors, either by the shareholders or by the board of directors.~~

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~~(2) A Bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.~~

~~(3) Action by the board of directors under paragraph (1)(b) to adopt or amend a Bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.~~

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The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the FBCA and any other applicable law, in each case, as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

10.2 Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by the FBCA and any other applicable law, in each case, as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

10.3 Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by the FBCA or any other applicable law, in each case, as it presently exists or may hereafter be amended pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VIII or otherwise.

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10.4 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article VIII is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article VIII is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

10.5 Non-Exclusivity of Rights.

The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

10.6 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the FBCA or any other applicable law.

10.7 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.

10.8 Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VIII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

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10.9 Amendment or Repeal; Interpretation.

The provisions of this Article VIII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VIII the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board, prior to the adoption of these Bylaws or, thereafter, pursuant to Article V of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers prior to the adoption of these Bylaws or pursuant to Article V of these Bylaws, and any reference to an officer of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise for purposes of this Article VIII.

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Article XI - ~~Article 9: RECORDS AND REPORTS~~Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) a state court located within the State of Florida (or, if no state court located within the State of Florida has jurisdiction, a federal district court in Florida) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or to the Corporation’s shareholders, (iii) any action, suit or proceeding arising pursuant to any provision of the FBCA or the Articles of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation or any director, officer or other employee of the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Florida (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Florida in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

~~9.01 Corporate Records~~

~~(1) The corporation shall keep as permanent records minutes of al meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.~~

~~(2) The corporation shall maintain accurate accounting records.~~

~~(3) The corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.~~

~~(4) The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.~~

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~~9.02 Annual Report for Department of State~~

~~(1) The corporation shall deliver to the Department of State of the State of Florida for filing a sworn annual report on such forms as the Department of State of the State of Florida prescribes that sets forth the information prescribed by Section 607.1622 of the Act.~~

~~(2) Proof to the satisfaction of the Department of State of the State of Florida on or before July 1 of each calendar year that such report was deposited in the United States mail in a sealed envelope, properly addressed with postage prepaid, shall be deemed in compliance with this requirement.~~

~~(3) Each report shall be executed by the corporation by an officer or director or, if the corporation is in the hands of a receiver or trustee, shall be executed on behalf of the corporation by such receiver or trustee, and the signing thereof shall have the same legal effect as if made under oath, without the necessity of appending such oath thereto.~~

~~(4) Information in the annual report must be current as of the date the annual report is executed on behalf of the corporation.~~

~~(5) Any corporation failing to file an annual report which complies with the requirements of this section shall not be permitted to maintain or defend any action in any court of this state until such report is filed and all fees and taxes due under the Act are paid and shall be subject to dissolution or cancellation of its certificate of authority to do business as provided in the Act.~~

Article XII - ~~Article 10: MISCELLANEOUS~~Definitions

~~10.01 Definition of the “Act”~~

~~All references contained herein to the “Act” or to sections of the “Act” shall be deemed to be in reference to the Florida Business Corporation Act.~~

~~10.02 Application of Florida Law~~

~~Whenever any provision of these Bylaws is inconsistent with any provision of the Florida Business Corporation Act, Statutes 607, as they may be amended from time to time, then in such instance Florida law shall prevail.~~

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form or process of communication, not directly involving the physical transmission of paper or another tangible medium, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reproduced by a recipient thereof, and that may be retrievable in paper form by the recipient through an automated process used in conventional commercial practice.

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An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

12.1 ~~10.03~~ Fiscal Year.

The fiscal year of the ~~corporation~~Corporation shall be determined by resolution of the ~~board of directors~~Board.

~~10.04 Conflicts with Articles of Incorporation~~

~~In the event that any provision contained in these Bylaws conflicts with any provision of the corporation’s Articles of Incorporation, as amended from time to time, the provisions of the Articles of Incorporation shall prevail and be given full force and effect, to the full extent permissible under the Act.~~

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~~Conformed Through All Amendments as of March 1, 2022~~

fuboTV Inc.

Certificate of Amendment and Restatement of Bylaws

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The undersigned hereby certifies that ~~I am a~~she is the duly ~~authorized officer~~elected, qualified, and acting Corporate Secretary of fuboTV Inc., a Florida corporation (the “Corporation”)~~; that I am duly authorized to make and deliver this certification;~~, and that the foregoing ~~Bylaws are a true and correct copy of the Bylaws of the Corporation in effect as of February 20, 2009~~bylaws were approved on ___________, 2022, effective as of ___________, 2022 by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this ___ day of ___, 2022.

~~By:~~
Gina Sheldon

~~Alexander Bafer,~~ Chief ~~Executive~~Legal Officer and Corporate Secretary

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